                                                                     Exhibit 5.1

                 OLSHAN GRUNDMAN FROM ROSENZWEIG & WOLOSKY LLP
                   505 Park Avenue, New York, New York 10022

                                                December 19, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

                  Re:  The Millbrook Press Inc.
                       Registration Statement on Form S-8

Gentlemen:

            Reference  is made to the  Registration  Statement on Form S-8 dated
December 19, 2001, (the "Registration Statement"), filed with the Securities and
Exchange  Commission by The Millbrook  Press Inc., a Delaware  corporation  (the
"Company").  The Registration  Statement relates to the issuance of an aggregate of 675,000 shares (the "Shares") of the Company's  Common Stock,  $.01 par value
(the "Common Stock")  issuable upon exercise of options under the Company's 1994
Stock Option Plan (collectively the "Plan").

            We advise you that we have examined  original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws of the Company,  the Plan, minutes of meetings of the Board of Directors and  stockholders of the Company,  the  Registration  Statement,  and such other documents,  instruments and certificates of officers and  representatives of the
Company and public officials, and we have made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination,  we have assumed the genuineness of all signatures, the authenticity of all documents

Securities and Exchange Commission
December 19, 2001
Page -2-

submitted  to us as  originals,  and the  conformity  to original  documents  of documents submitted to us as certified or photostatic copies.

            Based upon the foregoing, we are of the opinion that:

            The  Shares  underlying  the Plan  have  been  duly  authorized  and reserved for and when issued in  accordance  with the terms of the options to be granted under the plans will be legally paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement  and we further  consent to the  reference  to this firm under  the  caption  "Legal  Matters"  in the  Registration  Statement  and  the
Prospectus  forming a part  thereof.  We  advise  you that a member of this firm holds securities which are exercisable into Shares.

                          Very truly yours,

                          /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
                          OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP